SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2004

Union Pacific Corporation

(Exact Name of Registrant as Specified in its Charter)

Utah	1-6075	13-2626465
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1416 Dodge Street, Omaha, Nebraska	68179
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (402) 271-5777

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

On April 29, 2004, Union Pacific Corporation (the “Company”) agreed to make a public offering of $250,000,000 aggregate principal amount of its 5.375% Notes due 2014 (the “Notes”) and $250,000,000 aggregate principal amount of its 6.25% Debentures due 2034 (the “Debentures”), pursuant to an Underwriting Agreement with Citigroup Global Markets Inc., Credit Suisse First Boston LLC and J.P. Morgan Securities Inc. (the “Underwriting Agreement”), as representatives of BNP Paribas Securities Corp., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Lazard Frères & Co. LLC, Daiwa Securities America Inc., ABN AMRO Incorporated and SunTrust Capital Markets, Inc., the additional underwriters of the offering. The sale of the Notes was registered under the Securities Act of 1933, as amended (the “Act”), by Registration Statement on Form S-3 (Registration No. 333-88666) filed with the Securities and Exchange Commission (the “SEC”) by the Company, which was declared effective by the SEC on July 19, 2002 (the “ 2002 Registration Statement”). The sale of the Debentures was registered under the Act, by Registration Statement on Form S-3 (Registration No. 333-111185) filed with the SEC by the Company, which was declared effective by the SEC on December 29, 2003 (with the 2002 Registration Statement, the “Registration Statements”). The form of each of the respective Underwriting Agreements was filed as an exhibit to each of the Registration Statements, and a Prospectus regarding each of the offerings was filed with the SEC under Rule 424(b)(5) of the Act. Prospectus Supplements pertaining to each of the offerings were filed with the SEC on May 3, 2004.

Attached to this report are opinions regarding the issuance of the Notes and the Debentures on May 4, 2004, which opinions are being delivered in connection with the offerings. The opinions are delivered by James J. Theisen, Jr., Senior Corporate Counsel of the Company, and each supplements the original opinions delivered in connection with the filing of the respective Registration Statements, which opinions were included as exhibits to such Registration Statements.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

5(1)	Opinion and consent of James J. Theisen, Jr., Esquire, counsel to the Company regarding the offering of the Notes.

5(2)	Opinion and consent of James J. Theisen, Jr., Esquire, counsel to the Company regarding the offering of the Debentures

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 4, 2004

UNION PACIFIC CORPORATION

By:	/s/ Carl W. von Bernuth
Carl W. von Bernuth
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description
5(1)	Opinion and consent of James J. Theisen, Jr., Esquire, counsel to the Company regarding the offering of the Notes.

5(2)	Opinion and consent of James J. Theisen, Jr., Esquire, counsel to the Company regarding the offering of the Debentures